Exhibit 10.1

CONVERTIBLE  PROMISSORY  AGREEMENT

This Convertible Promissory Agreement is made this 31st day of December, 2014.

BETWEEN:            ZHUNGER CAPITAL PARTNERS INC. (the “Consultant or Holder”) having an 14th Floor, No. 68,Yucheng Road, Sanmin District, Kaohsiung City 807, Taiwan

AND :                       XTRALINK ENERGY CORPORATION (the “Company”) with its address at 245 East Liberty Street, Suite 200, Reno, Nevada 89501.

WHEREAS             The Consultant has expertise in sourcing qualified oil exploration companies to partner with non qualified companies to apply for evaluation and other necessary permits for the exploitation of properties containing crude oil, in various countries of the world.

WHEREAS             The Company has engaged the Consultant to source a qualified oil exploration company to partner with a certain local Peruvian company ( Century Petroleum Limited (Peru) S.A. ) to enable the Peruvian company to qualify initially for an Evaluation Permit to be issued by the Government of Peru, for certain parcels of land containing light crude oil.

WHEREAS             The Consultant has successfully recruited a qualified oil exploration company ( New West Energy Services Inc. ) to partner with Century Petroleum Limited (Peru) S.A., to enable Century to qualify for the Evaluation Permit from the Government of Peru, to exploit certain parcels of property containing crude oil.

                                  In return for the successful qualification process, Century Petroleum Limited will assign the rights attached for one parcel of property ( 6,000 sq. km. ) that it has applied for the Evaluation Permit, to the Company.

WHEREAS             The Consultant has incurred expenses totaling US$25,000 in pursuing the recruitment of a qualified oil company that was ready, willing and able to assist Century Petroleum Limited in successfully applying for the Evaluation Permit from the government of Peru, and the Company agrees to convert the sum of US$25,000 into common shares of the Company, at a price of $0.025 per share = 1,000,000 shares (as at date of this Agreement, the total outstanding common shares of the Company is 34,510,000).

Both parties agree that this Agreement is to be effective only when Century assigns the rights attached for one parcel of property ( 6,000 sq. km. ) that it has applied for the Evaluation Permit, to the Company.

NOW THEREFORE WITNESSETH  that the parties agree as follows:

1.                     Conversion.

1.1.               Issuance of Securities on Conversion.

The principal of this Note shall be convertible in whole or in part into voting common stock in the Company at a purchase price of $0.025 USD per Share at the Holder or its nominee’s discretion at any time while this Note remains outstanding. No fractional shares will be issued on conversion of the Note.  If on conversion of the Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable conversion price. The number of Note Shares obtainable on conversion of this Note or a part thereof shall be equal to the amount of the debt the Holder desires to have converted in United States dollars, at the time of the conversion, divided by the Conversion Price of $0.025 USD.

The Holder or its nominee will advise the Company as to when it wishes the conversion to take place, with December 31, 2016, being the expiry date for conversion.

1.2.               Adjustment of Conversion Price.

(a)                 Stock Splits and Combinations.  Subsequent to the above date of this Agreement, if the Company shall at any time subdivide the outstanding shares of its capital stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of its capital stock, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.  A dividend on any security of the Company payable in shares of capital stock of the Company shall be considered a subdivision of capital stock for purposes of this Section 1.2(a) at the close of business on the record date for the determination of holders of any security entitled to receive such dividend.

(b)                 Reclassification, Exchange and Substitution.  If the Note Shares issuable on conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of the Note shall, upon its conversion, be entitled to receive, in lieu of the Note Shares which the Holder would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holder if it had exercised its right of conversion of this Note immediately before that change.

(c)                 Reorganizations, Consolidations, Mergers or Sales of Assets.  If at any time there shall be a capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Note) or a consolidation or merger of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, consolidation, merger or sale, lawful provision shall be made so that the Holder of the Note shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which the Holder would have been entitled on such capital reorganization, consolidation, merger, or sale if the Note had been converted at the lower of (i)  the Conversion Price in Section 1.1, or (ii) the per share price indicated in a transaction described in this Section 1.2(a) In any such case, appropriate adjustment shall be made in the application of the provisions of the Note with respect to the rights of the Holder after the reorganization, consolidation, merger or sale to the end that the provisions of the Note (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion of the Note) shall be applicable after that event as nearly equivalent as may be practicable.

(d)                 Notice of Adjustments.  The Company shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of Note Shares or other securities issuable upon conversion of this Note, by fax or express international courier service, to the registered Holder of this Note at the Holder’s address as shown on the Company’s books.  The notice shall state that adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based.

(e)                 No Change Necessary.  The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of Note Shares issuable upon its conversion.  A Note issued after any adjustment or upon replacement may continue to express the same Conversion Price and the same number of Note Shares as are stated on this Note as initially issued, and that Conversion Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

(f)                 1.           Notices of Record Date.

                      In the event of any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall send to the Holder of this Note, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      2.            Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated of the date to which the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

3.            Costs of Collection. If action is instituted to collect this Note following default by the Company, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

4.            Severability. If any provision of this Note shall be held invalid illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.            Governing Law. This Note shall be construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of laws thereof.

      6.       Executed Copy.  Delivery of an executed copy of this agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this agreement on the date set forth above.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered as of the date first set forth above by its duly authorized representative.

XTRALINK ENERGY CORPORATION

/s/ Maurice Sale

_______________________________

         Authorized Signatory

ZHUNGER CAPITAL PARTNERS INC.

/s/ Yuh Hsin Liu

_______________________________

            Authorized Signatory

EXHIBIT A

CONVERSION NOTICE

        (To be issued by the Holder in order to execute this Convertible Promissory Agreement)

TO: Xtralink Energy Corporation – 245 East Liberty Street, Suite 200, Reno, Nevada 89501, U.S.A.

The undersigned hereby irrevocably elects to convert $25,000 of the principal amount of Loan into Shares of Common Stock of Xtralink Energy Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion date:                        ________________________

Amount to be Converted:          $25,000

Conversion Price Per Share:      $0.025

Number of Shares of Common

Stock to be converted ( as at Dec. 31, 2014 – before forward split) :

                                                 _1,000,000_________________

Number of Shares of Common

      Stock to be converted ( after forward split ) :

                                                      ___________________________

Shares to be issued in the following name:

Issue to:                                    ______________________________

Name:                           ______________________________

Broker:                          ______________________________

Account Number:         ______________________________